EXHIBIT 8.1

May 9, 2011

Yandex N.V.

Laan Copes van Cattenburch 52

The Hague, the Netherlands, 2585 GB

Re: Class A Ordinary Shares of Yandex N.V.

Ladies and Gentlemen:

In connection with the public offering of Class A ordinary shares, par value €0.01 per share (the “Class A shares”) of Yandex N.V. (the “Company”), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 28, 2011 (File No. 333-173766) (as so filed and as amended, the “Registration Statement”), you have requested our opinion concerning the statements in the Registration Statement under the heading “Taxation—Taxation in the United States.”

In connection with rendering the opinion set forth below, we have examined and relied on the Registration Statement and such other documents as we have deemed necessary or relevant as a basis for the opinion set forth below.  We have not independently verified any factual matters.

For purposes of rendering our opinion, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of all signatures and the legal capacity of all persons executing all instruments or documents examined or relied on by us.

Our opinion is based upon the relevant provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion and all of which are subject to change at any time (possibly with retroactive effect).  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  We undertake no obligation to update or supplement this opinion to reflect any changes of law or fact.

Our opinion is not binding upon the Internal Revenue Service (the “IRS”) or any court.  Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

On the basis of and subject to the foregoing and in reliance on the assumptions described above, subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the heading “Taxation—Taxation in the United States” constitute the opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to the material

United States federal income tax consequences to U.S. holders (as defined therein) of the acquisition, ownership and disposition of Class A shares.

This opinion is limited to the matters of federal income tax law of the United States set forth in the Registration Statement, and we express no opinion with respect to any other federal, state, local or foreign tax issues, consequences or matters related to the acquisition, ownership and disposition of the Class A shares.

This opinion is furnished to you solely in connection with the Registration Statement and may not be relied upon by anyone else or used for any other purpose without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities laws.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ William C. Benjamin
William C. Benjamin, Partner